UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 11, 2023

Airspan Networks Holdings Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39679	85-2642786
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

777 Yamato Road, Suite 310, Boca Raton, FL 33431
(Address of principal executive offices) (Zip Code)

(561) 893-8670
(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	MIMO	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

On August 11, 2023, Airspan Networks Holdings Inc., a Delaware corporation (the “Company”) filed a Current Report on Form 8-K (the “Current Report”) to report that it completed the previously announced sale of Mimosa Networks, Inc., a Delaware corporation and a direct wholly-owned subsidiary of Airspan Networks Inc., by Airspan Networks Inc., a Delaware corporation and a direct wholly-owned subsidiary of the Company, to Radisys Corporation, an Oregon corporation, pursuant to the Stock Purchase Agreement, dated March 8, 2023, as amended on July 22, 2023.

The Company is filing this amendment to the Current Report to disclose unaudited pro forma consolidated condensed financial information of Airspan Networks Holdings Inc. for the year ended December 31, 2022 and the six months ended June 30, 2023 required by Item 9.01(b) of Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(b) Pro Forma Financial Information.

In accordance with Item 9.01(b), the unaudited pro forma consolidated condensed financial information of Airspan Networks Holdings Inc. for the year ended December 31, 2022 and the six months ended June 30, 2023 is attached hereto as Exhibit 99.1 and incorporated herein by reference.

(d) Exhibits

Exhibit Number	Description
99.1	Unaudited pro forma consolidated condensed financial information of Airspan Networks Holdings Inc. for the year ended December 31, 2022 and the six months ended June 30, 2023.

104.1	Cover Page Interactive Data File (embedded within the Inline XBRL Document).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 16, 2023	Airspan Networks Holdings Inc.

	By:	/s/ David Brant
David Brant
Senior Vice President, Chief Financial Officer, Treasurer and Secretary

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